UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2019

Applied DNA Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of Principal Executive Offices) (Zip Code)

631-240-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The NASDAQ Capital Market
Warrants to purchase Common Stock	APDNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Applied DNA Sciences, Inc. (the “Company”) has commenced a comprehensive review of the Company’s corporate governance, business, operations and capital allocation in consultation with certain holders of its common stock and secured notes. As a first step, on November 7, 2019, Charles S. Ryan resigned from his position as a director of the Board of Directors (the “Board”) of the Company and Scott L. Anchin was appointed as a director on the same date, both effective immediately. The resignation of Mr. Ryan did not involve any disagreement with the Company.

Mr. Anchin will be serving on the Board as a non-employee director. As has been the policy with other non-employee directors, Mr. Anchin will be granted annually a ten year stock option, that will fully vest after one year, to purchase a number of shares of common stock having a fair value of $75,000 as determined using the Black Scholes valuation method or as otherwise determined by the compensation committee of the Board. In connection with Mr. Anchin’s appointment to the Board, he will also enter into the Company’s standard form of indemnification agreement.

The Company also expects to enter into a consulting agreement (the “Agreement”) with a term of up to one year with Mr. Anchin. The Agreement is expected to provide that Mr. Anchin will receive cash and/or stock options as compensation in exchange for providing certain advisory and consulting services to the Company with respect to the Company’s business strategy as well as the Company’s capital allocation, operating budget, and cash management. The final compensation terms have yet to be determined and the Board intends to evaluate the independence of Mr. Anchin once the terms of the Agreement are finalized.

There is no understanding or arrangement between Mr. Anchin and any other person or persons with respect to his appointment as a director and there are no family relationships between Mr. Anchin and any other director or executive officer. Except as described above, there are no related party transactions between Mr. Anchin and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In addition to the appointment of Mr. Anchin as a director of the Board, the Board also intends over the next four months to replace two more of its existing directors while maintaining an eight person Board.

Item 7.01.	Regulation FD Disclosure.

On November 8, 2019, the Company issued a press release announcing Mr. Ryan’s resignation and Mr. Anchin’s appointment. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information related to the press release furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Applied DNA Sciences, Inc. dated November 8, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

	By:	/s/ James A. Hayward
James A. Hayward Chief Executive Officer
Date: November 8, 2019